Exhibit 99.1

LEASING FUND

ELEVEN, LLC

PORTFOLIO OVERVIEW

SECOND QUARTER

2008

ICON LEASING FUND ELEVEN, LLC

- Second Quarter 2008 Portfolio Overview -

Dear Fellow Member of ICON Leasing Fund Eleven, LLC:

We are pleased to present this Portfolio Overview for ICON Leasing Fund Eleven, LLC (the “Fund”) for the second quarter of 2008.  References to “we”, “us” and “our” are references to the Fund, references to “ICON Capital” or the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $365,198,690 commencing with our initial offering on April 21, 2005 through the closing of the offering on April 21, 2007.  In July 2006, we increased our original offering from $200,000,000 to $375,000,000.

During the reporting period, we continued in our operating period, during which time we continued to seek to acquire equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments facilitates distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time equipment we own will be sold in the ordinary course of business.

Recent Significant Transactions

Transactions

•
On May 19, 2008, we sold substantially all of the remaining net assets in the Leasing Portfolio (“Remaining Net Assets”) to affiliates of U.S. Micro Corporation (“U.S. Micro”), an unaffiliated third party.  The gross cash purchase price was $19,000,000 and was subject to post-closing adjustments of approximately $11,412,000, bringing the net cash purchase price to approximately $7,588,000.  The non-recourse debt obligations associated with the Remaining Net Assets were assumed by U.S. Micro upon the sale of the Remaining Net Assets.  Although we recorded a net book loss on the sale of the Remaining Net Assets, our aggregate investment in the Leasing Portfolio yielded a gross cash on cash return in excess of 110%.

•
On June 30, 2008, we, along with ICON Leasing Fund Twelve, LLC, an affiliate of ours (“Fund Twelve”), through its joint venture ICON Pliant, LLC (“ICON Pliant”), entered into an agreement with Pliant Corporation (“Pliant”) to acquire manufacturing equipment.  We and Fund Twelve have ownership interests in ICON Pliant of 55% and 45%, respectively.  The purchase price of the equipment was $12,115,000, of which we paid approximately $6,663,000. The base lease term commenced on October 1, 2008 and will continue for a period of 60 months.  Accrued acquisition fees of approximately $363,000 were paid to our Manager, of which our portion was approximately $200,000.

Portfolio Overview

Our equipment portfolio consists of investments that we have made directly as well as those that we have made with our affiliates.  In addition to the recent investments described above, as of June 30, 2008, our equipment portfolio consisted primarily of the following investments:

•
Equipment and machinery used by The Teal Jones Group and Teal Jones Lumber Services, Inc. (collectively, “Teal Jones”) in its lumber processing operations in Canada and the United States.  We, through two wholly-owned entities, entered into a lease financing arrangement with Teal Jones totaling approximately $36,000,000 in November 2006.  The equipment and machinery are being leased back to Teal Jones pursuant to an 84-month lease that is scheduled to expire in November 2013.

•
Machining and metal working equipment subject to lease with W Forge Holdings, Inc., MW Scott, Inc. and MW Gilco, LLC (collectively, the “MW Group”), all of which are wholly-owned subsidiaries of MW Universal, Inc. (“MW”).  We acquired the equipment for approximately $22,200,000.  The equipment is subject to 60-month leases with the MW Group that commenced January 1, 2008.  In addition, we acquired the manufacturing assets of MW General, Inc. and AMI Manchester, LLC, wholly-owned subsidiaries of MW, for purchase prices of $400,000 and $1,700,000, respectively.  These leases commenced on January 1, 2008 and continue for a period of 60 months.

•
A 61.4% interest and a 13.3% interest in two joint ventures that purchased telecommunications equipment subject to 48-month leases with Global Crossing Telecommunications, Inc. (“Global Crossing”).  We acquired our interests for approximately $15,400,000 and approximately $1,841,000, respectively.  The leases are scheduled to expire on March 31, 2010 and October 31, 2010, respectively.

•
ICON Global Crossing III, LLC (“ICON Global Crossing III”), a wholly owned subsidiary acquired additional telecommunications equipment for an aggregate purchase price of approximately $5,417,000.  The equipment is subject to a lease with Global Crossing.  ICON Global Crossing III entered into two separate leases with Global Crossing, each for a term of 36 months and each commencing on July 1, 2008.

•
In addition to the above, telecommunications equipment from various vendors was purchased for approximately $12,982,000 which we, along with ICON Income Fund Ten, LLC, an entity also managed by our Manager, formed ICON Global Crossing V, LLC, with interests of 55% and 45%, respectively.  This equipment is subject to a lease with Global Crossing.  The term of the lease is for 36 months and commenced on January 1, 2008.

•
Auto parts manufacturing equipment leased to Heuliez SA and Heuliez Investissements SNC.  We, through a wholly-owned entity, purchased the equipment for approximately $11,994,000 and it is subject to a 60-month lease that is scheduled to expire on March 31, 2012.

•
Two Aframax 95,649 DWT (deadweight tons) product tankers – the Senang Spirit and the Sebarok Spirit – bareboat chartered to an affiliate of Teekay Corporation (“Teekay”).  We, through two wholly-owned entities, purchased the Senang Spirit and the Sebarok Spirit for an aggregate purchase price of approximately $88,000,000, comprised of approximately $21,300,000 in cash and a non-recourse mortgage in the amount of approximately $66,700,000.  The 60-month bareboat charters with the affiliate of Teekay are scheduled to expire in April 2012.

•
ICON EAR, LLC (“ICON EAR”), acquired and simultaneously leased back manufacturing equipment from Equipment Acquisition Resources, Inc. (“EAR”).  We paid approximately $3,121,000 for our interest in the equipment.  ICON EAR also owned 55% by Fund Twelve and 45% by us, completed the acquisition of and simultaneously leased back to EAR certain semiconductor manufacturing equipment for a total purchase price of $8,794,500.  The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  The leases commenced on July 1, 2008 and will continue for a term of 60 months.

•
In addition to the above, ICON EAR II, LLC, our wholly owned subsidiary, completed the acquisition and leaseback of semiconductor manufacturing equipment from EAR for an initial acquisition price of $6,348,000.  The lease commenced July 1, 2008 and will continue for 60 months.

•
Four 45,720 – 47,094 DWT product carrying vessels -- the M/T Doubtless, the M/T Faithful, the M/T Spotless and the M/T Vanguard -- that are subject to bareboat charters with subsidiaries of Top Ships, Inc., each of which are scheduled to expire in February 2011.  The purchase price for the four tankers was approximately $115,097,000, comprised of approximately $22,650,000 in cash, a first priority non-recourse mortgage in the amount of approximately $80,000,000, and a second priority non-recourse mortgage in the amount of approximately $10,000,000.

•
Four 3,300 TEU (twenty foot equivalent units) container vessels -- the M/V Andaman Sea, the M/V ZIM Hong Kong, the M/V ZIM Israel and the M/V Japan Sea -- that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd.  The bareboat charters for the ZIM Japan Sea and the ZIM Andaman Sea are scheduled to expire in November 2010 and the bareboat charters for the ZIM Hong Kong and the ZIM Israel are each scheduled to expire in January 2011.  The purchase price for the four vessels was approximately $142,500,000, comprised of approximately $35,900,000 in cash, a first priority non-recourse mortgage in the amount of approximately $93,300,000, and a second priority non-recourse mortgage in the amount of approximately $12,000,000.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaise with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager totaling $166,933 for the six months ended June 30, 2008.  Our Manager’s interest in our net (loss) income for the three months ended June 30, 2008 and 2007 was $(53,874) and $21,462, respectively.  Our Manager’s interest in our net (loss) income for the six months ended June 30, 2008 and 2007 was $(57,560) and $6,637, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates for the three and six months ended June 30, 2008 and 2007, were as follows:

			Three Months Ended		Six Months Ended
			June 30,		June 30,
			(unaudited)		(unaudited)
Entity	Capacity	Description	2008	2007	2008	2007
ICON Capital Corp.	Manager	Organization and
		offering expenses (1)	$-	$238,066	$-	$1,095,103
ICON Securities Corp.	Managing broker-dealer	Underwriting fees (1)	-	317,421	-	1,460,137
ICON Capital Corp.	Manager	Acquisition fees (2)	753,150	1,557,705	1,040,101	4,380,612
ICON Capital Corp.	Manager	Management fees (3)	1,367,798	1,673,428	3,179,186	3,155,492
ICON Capital Corp. and affiliate	Manager	Administrative fees (3)	1,041,373	1,288,944	2,609,883	2,989,827
Total fees paid to the Manager and its affiliates			$3,162,321	$5,075,564	$6,829,170	$13,081,171

(1) Charged directly to members' equity.
(2) Capitalized and amortized to operations over the estimated service period in accordance with the LLC's accounting policies.
(3) Charged directly to operations.

At June 30, 2008, we had a net payable due to our Manager and affiliates that consisted primarily of accruals due to our Manager for acquisition fees, administrative expense reimbursements and management fees of $651,712.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

Sincerely

ICON Capital Corp., Manager

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

Assets
	June 30,
	2008	December 31,
	(unaudited)	2007
Current assets
Cash and cash equivalents	$22,563,412	$42,339,549
Current portion of net investment in finance leases	5,713,973	10,442,124
Accounts receivable (net of allowance
for doubtful accounts of $0 and $73,321, respectively)	1,452,486	4,087,034
Restricted cash	265,630	1,426,170
Equipment held for sale or lease, net	-	2,226,905
Prepaid expenses	404,738	953,451
Deferred income taxes	112,875	-
Income tax receivable	4,654,675	2,037,851
Other current assets	892,806	651,516

Total current assets	36,060,595	64,164,600

Non-current assets
Net investment in finance leases, less current portion	24,760,077	89,080,301
Leased equipment at cost (less accumulated depreciation of
$93,411,259 and $109,756,923, respectively)	349,554,923	417,738,629
Note receivable on financing facility, net	4,252,390	4,087,568
Mortgage note receivable	12,722,006	12,722,006
Investments in joint ventures	8,326,229	4,638,393
Deferred income taxes	1,342,040	963,595
Other non-current assets, net	2,112,572	2,356,913

Total non-current assets	403,070,237	531,587,405

Total Assets	$439,130,832	$595,752,005

Liabilities and Members' Equity

Current liabilities
Current portion of non-recourse long-term debt	$41,778,053	$79,084,120
Interest rate swap contracts	5,064,759	4,556,116
Deferred revenue	4,764,951	11,869,874
Current portion of leasing payables and other lease liabilities	-	5,253,451
Due to Manager and affiliates, net	651,712	296,476
Income taxes payable	378,777	139,310
Accrued expenses and other current liabilities	1,521,575	3,995,256

Total current liabilities	54,159,827	105,194,603

Non-current liabilities
Non-recourse long-term debt, net of current portion	142,401,216	206,410,288
Leasing payables and other lease liabilities, net of current portion	-	10,533,826

Total non-current liabilities	142,401,216	216,944,114

Total Liabilities	196,561,043	322,138,717

Minority Interest	10,750,788	12,389,412

Commitments and contingencies (Note 13)

Members' Equity
Manager	(868,053)	(643,560)
Additional Members	234,204,500	256,754,095
Accumulated other comprehensive (loss) income	(1,517,446)	5,113,341

Total Members' Equity	231,819,001	261,223,876

Total Liabilities and Members' Equity	$439,130,832	$595,752,005

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue:
Rental income	$22,714,161	$26,393,233	$50,220,436	$49,211,323
Finance income	1,318,469	1,646,045	3,229,508	3,978,255
Income (loss) from investments in joint ventures	1,315,520	(14,748)	1,393,985	20,932
Net gain on sales of new equipment	100,355	362,452	278,082	551,708
Net loss on sales of leased equipment	(493,336)	(129,815)	(720,385)	(47,054)
Net loss on sale of portfolio	(11,649,797)	-	(11,649,797)	-
Interest and other income	762,364	1,233,270	1,520,610	2,648,842

Total revenue	14,067,736	29,490,437	44,272,439	56,364,006

Expenses:
Management fees - Manager	1,367,798	1,673,428	3,179,186	3,155,492
Administrative expense reimbursements - Manager	1,041,373	1,288,944	2,609,883	2,989,827
General and administrative	1,240,035	411,812	2,041,596	1,132,803
Interest	2,779,456	4,843,051	6,796,094	8,440,141
Depreciation and amortization	16,974,589	20,872,352	37,379,712	40,403,616
(Gain) loss on derivative instruments	(1,303,652)	(794,516)	190,320	(433,926)

Total expenses	22,099,599	28,295,071	52,196,791	55,687,953

(Loss) income before minority interest	(8,031,863)	1,195,366	(7,924,352)	676,053

Minority interest	(428,034)	(254,317)	(876,448)	(515,650)

(Loss) income before income taxes	(8,459,897)	941,049	(8,800,800)	160,403

Benefit for income taxes	(3,072,525)	(1,205,109)	(3,044,854)	(503,252)

Net (loss) income	$(5,387,372)	$2,146,158	$(5,755,946)	$663,655

Net (loss) income allocable to:
Additional Members	$(5,333,498)	$2,124,696	$(5,698,386)	$657,018
Manager	(53,874)	21,462	(57,560)	6,637

	$(5,387,372)	$2,146,158	$(5,755,946)	$663,655

Weighted average number of additional
member shares outstanding	363,486	362,176	363,518	340,290

Net (loss) income per weighted average
additional member share outstanding	$(14.67)	$5.87	$(15.68)	$1.93

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Changes in Members' Equity

				Accumulated
				Other	Total
	Additional	Additional		Comprehensive	Members'
	Member Shares	Members	Manager	Income/(Loss)	Equity
Balance, December 31, 2007	363,859	$256,754,095	$(643,560)	$5,113,341	$261,223,876
Net loss	-	(364,888)	(3,686)	-	(368,574)
Change in valuation of interest rate swap contracts	-	-	-	(3,253,516)	(3,253,516)
Foreign exchange translation adjustments	-	-	-	(123,652)	(123,652)
Comprehensive loss	-	-	-	-	(3,745,742)
Additional member shares redeemed	(355)	(280,039)	-	-	(280,039)
Cash distributions to members	-	(8,272,273)	(83,406)	-	(8,355,679)

Period ended March 31, 2008 (unaudited)	363,504	$247,836,895	$(730,652)	$1,736,173	$248,842,416
Net loss	-	(5,333,498)	(53,874)		(5,387,372)
Change in valuation of interest rate swap contracts	-	-	-	2,785,260	2,785,260
Foreign exchange translation adjustments	-	-	-	(6,038,879)	(6,038,879)
Comprehensive loss	-	-	-	-	(8,640,991)
Additional member shares redeemed	(36)	(29,734)		-	(29,734)
Cash distributions to members	-	(8,269,163)	(83,527)	-	(8,352,690)

Period ended June 30, 2008 (unaudited)	363,468	$234,204,500	$(868,053)	$(1,517,446)	$231,819,001

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net (loss) income	$(5,755,946)	$663,655
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(6,710,051)	(4,351,952)
Finance income	(3,229,508)	(3,978,255)
Income from investments in joint ventures	(1,393,985)	(20,932)
Net loss (gain) on sales of new and leased equipment	442,303	(504,654)
Net loss on sale of portfolio	11,649,797	-
Depreciation and amortization	37,379,712	40,403,616
Interest expense on non-recourse financing paid directly to lenders by lessees	1,960,434	683,773
Change in fair value of interest swap contract	190,320	(433,926)
Minority interest	876,448	515,650
Other financial gain	3,058	-
Deferred tax provision	(532,813)	(762,088)
Distributions to/from minority interest holders and joint ventures	(662,979)	(454,802)
Changes in operating assets and liabilities:
Collection of finance leases	15,290,420	14,600,087
Accounts receivable	(2,005,122)	(2,586,496)
Other assets, net	(3,366,564)	(8,957,781)
Payables, deferred revenue and other current liabilities	(8,605,806)	1,608,596
Due to/from Manager and affiliates, net	638,007	(362,775)

Net cash provided by operating activities	36,167,725	36,061,716

Cash flows from investing activities:
Investments in leased assets, net of cash received	(27,923,361)	(82,889,767)
Proceeds from sales of new and leased equipment	7,315,211	15,697,288
Proceeds from sale of portfolio	7,588,206	-
Investment in financing facility	(164,822)	-
Investment in mortgage note receivable	-	(3,636,052)
Proceeds from mortgage note receivable	-	1,137,594
Investments in joint ventures, net of cash acquired	(4,056,373)	-
Change in restricted cash	447,294	726,716
Distributions received from joint ventures in excess of profits	398,017	9,834,397
Other assets, net	-	568,131

Net cash used in investing activities	(16,395,828)	(58,561,693)

Cash flows from financing activities:
Proceeds from notes payable - non-recourse	14,534,777	21,952,395
Repayments of notes payable - non-recourse	(35,468,853)	(37,722,046)
Issuance of additional member shares, net of sales and offering expenses paid	-	64,589,307
Redemption of additional member shares	(311,831)	(1,021,815)
Due to Manager and affiliates, net	-	(94,636)
Cash distributions to members	(16,708,369)	(20,800,755)
Distributions to minority interest holders in joint ventures	(1,638,624)	(895,126)

Net cash (used in) provided by financing activities	(39,592,900)	26,007,324

Effects of exchange rates on cash and cash equivalents	44,866	1,826,359

Net (decrease) increase in cash and cash equivalents	(19,776,137)	5,333,706
Cash and cash equivalents, beginning of the period	42,339,549	61,200,675

Cash and cash equivalents, end of the period	$22,563,412	$66,534,381

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2008	2007
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$5,112,397	$7,219,393

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long term debt
directly to lenders by lessees	$6,596,983	$2,361,441

Transfer of non-recourse debt in connection with the sale
of the Leasing Portfolio	$73,187,369	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports. Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: P.O. Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.